Exhibit 10.1

COHEN & STEERS, INC.
2004 STOCK INCENTIVE PLAN

FORM OF
RESTRICTED STOCK UNIT AGREEMENT
(Other Employees)

Participant: ________________________	Date of Grant: August 12, 2004
Number of RSUs: ___________________

1.          Grant of RSUs. The Company hereby grants the number of restricted stock units (“RSUs”) listed above to the Participant, on the terms and conditions hereinafter set forth. This grant is made pursuant to the terms of the Cohen & Steers, Inc. 2004 Stock Incentive Plan (the “Plan”), which Plan, as amended from time to time, is incorporated herein by reference and made a part of this Agreement. Each RSU represents the unfunded, unsecured right of the Participant to receive a Share on the date(s) specified herein. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

2.          Vesting/Form and Timing of Issuance or Transfer.

(a)        Subject to the Participant’s continued Employment with the Company and its Affiliates, on the last business day of January 2008 (the “Final Delivery Date”), the RSUs shall vest with respect to, and the Company shall issue or cause there to be transferred to the Participant a number of Shares equal to, 100% of the aggregate number of RSUs initially granted to the Participant under this Agreement; provided, however, that, if the Participant’s Employment with the Company and its Affiliates is terminated by the Participant for Good Reason (as defined below) or by the Company and its Affiliates without Cause (as defined below), in either case, within the two-year period following a Change in Control, then 100% of the RSUs initially granted hereunder shall vest and the Company shall issue or cause there to be transferred to the Participant the Shares underlying such RSUs upon the date of such termination; provided, further, however, that, upon the issuance or transfer of Shares to the Participant, in lieu of a fractional Share, the Participant shall receive a cash payment equal to the Fair Market Value of such fractional Share. Except as otherwise provided in this Agreement, upon the Participant’s termination of Employment for any reason, any unvested RSUs shall immediately terminate.

(b)        Upon each issuance or transfer of Shares in accordance with Section 2(a) of this Agreement, a number of RSUs equal to the number of Shares issued or transferred to the Participant shall be extinguished.

(c)        Notwithstanding anything to the contrary in this Agreement, upon the Participant’s termination of Employment by the Company or an Affiliate for Cause, any outstanding RSUs shall immediately terminate and be forfeited without consideration and no further Shares shall be delivered hereunder.

2

(d)        For purposes of this Agreement:

(i) “Cause” shall mean (A) the Participant’s continued failure substantially to perform the Participant’s duties to the Company or an Affiliate (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company to the Participant of such failure, (B) the Participant’s engagement in conduct inimical to the interests of the Company or an Affiliate, including without limitation, fraud, embezzlement, theft or dishonesty in the course of the Participant’s Employment or engagement, (C) the Participant’s commission of, or plea of guilty or nolo contendere to, (I) a felony or (II) a crime other than a felony, which involves a breach of trust or fiduciary duty owed to the Company or an Affiliate, (D) the Participant’s disclosure of trade secrets or confidential information of the Company or an Affiliate, or (E) the Participant’s breach of any agreement with the Company or an Affiliate, including, without limitation, any agreement with respect to confidentiality, nondisclosure, non-competition or otherwise.

(ii) “Good Reason” shall mean (A) the failure of the Company or an Affiliate to pay or cause to be paid the Participant’s base salary or annual bonus (to the extent earned in accordance with the terms of any applicable annual bonus or annual incentive arrangement), if any, when due or (B) any substantial and sustained diminution in the Participant’s authority or responsibilities; provided that either of the events described in clauses (A) and (B) of this Section 2(d)(ii) shall constitute Good Reason only if the Company and its Affiliates fail to cure such event within 30 days after receipt from the Participant of written notice of the event which constitutes Good Reason; provided, further, that “Good Reason” shall cease to exist for an event on the 60th day following the later of its occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company written notice thereof prior to such date.

(iii) “Vested RSUs” shall mean, on a given date, the number of RSUs which are then vested and outstanding as of such date.

3.          Dividends. If on any date while RSUs are outstanding hereunder the Company shall pay any cash dividend on the Shares, the Participant shall be entitled to receive, as of such dividend payment date, a cash payment equal to the product of (a) the number of Vested RSUs, if any, held by the Participant as of the related dividend record date, multiplied by (b) the per Share amount of such cash dividend. In the case of any dividend declared on Shares that is payable in the form of Shares, the Participant shall be granted, as of the applicable dividend payment date, a number of Shares (rounded down to the next whole Share) equal to the product of (x) the aggregate number of Vested RSUs, if any, that have been held by the Participant through the related dividend record date, multiplied by (y) the number of Shares (including any fraction thereof) payable as a dividend on a Share. In addition, if on any date while RSUs are outstanding hereunder the Company shall pay any extraordinary dividend on the Shares, the Participant shall be entitled to such consideration with respect to then unvested RSUs as may be determined (with respect to both form and amount) by the Committee in its sole discretion.

3

4.          Adjustments Upon Certain Events. The Committee may, in its sole discretion, make certain substitutions or adjustments to any Shares or RSUs subject to this Agreement pursuant to Section 9(a) of the Plan.

5.          No Right to Continued Employment. The granting of RSUs evidenced by this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Employment of such Participant.

6.          No Rights of a Shareholder. The Participant shall not have any rights as a shareholder of the Company until the Shares in question have been registered in the Company’s register of shareholders.

7.          Legend on Certificates. Any Shares issued or transferred to the Participant pursuant to Section 2 of this Agreement shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable federal or state laws or relevant securities laws of the jurisdiction of the domicile of the Participant, and the Committee may cause a legend or legends to be put on any certificates representing such Shares to make appropriate reference to such restrictions.

8.          Transferability. RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance not permitted by this Section 8 shall be void and unenforceable against the Company or any Affiliate.

9.          Restrictive Covenants/Cancellation of RSUs.

(a)        The Participant acknowledges and recognizes the highly competitive nature of the business of the Company and its Affiliates and accordingly agrees that, during the Participant’s Employment with the Company and its Affiliates and for a period commencing on the termination of such Employment for any reason and ending on the Final Delivery Date, the Participant shall not:

(i) other than on behalf of the Company and its Affiliates, seek to provide or provide investment advisory services to, (x) during the period when the Participant remains in the Employment of the Company and its Affiliates, any person to whom the Company or an Affiliate rendered such services during the Participant’s Employment with the Company and its Affiliates and (y) following the Participant’s termination of Employment with the Company and its Affiliates, any person to whom the Company or an Affiliate rendered such services during the three-year period prior to such termination of Employment;

(ii) directly or indirectly engage in any business that competes with the business of the Company or its Affiliates (including, without limitation, businesses which the Company or its Affiliates have specific plans to conduct in the future and as to which the

4

Participant is aware of such planning) within the United States or any other country in which the Company or its Affiliates is conducting business at the time of determination (a “Competitive Business”);

(iii) directly or indirectly enter the employ of, or render any services to, any Person (or any division or controlled or controlling affiliate of any Person) who or which engages in a Competitive Business; provided that, notwithstanding the foregoing, it is agreed it shall not be a breach of this Section 9(a)(iii) for the Participant to provide services to an entity or person, that is not itself a Competitive Business, but either (A) has a division, business unit or segment that is a Competitive Business or (B) has an Affiliate that (I) is a Competitive Business or (II) has a division, business unit or segment that is a Competitive Business, so long as the Participant demonstrates to the Company’s reasonable satisfaction that the Participant does not and will not, directly or indirectly, provide services or advice to such division, business unit or segment, or such Affiliate (or its division, business unit or segment), that is the Competitive Business;

(iv) directly or indirectly acquire a financial interest in, or otherwise become actively involved with, any Competitive Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; provided that nothing herein shall preclude the Participant from directly or indirectly, owning, solely as an investment, securities of any Person engaged in a Competitive Business which are publicly traded on a national or regional stock exchange or on the over-the-counter market, if the Participant (x) is not a controlling person of, or a member of a group which controls, such Person and (y) does not, directly or indirectly, own 5% or more of any class of securities of such Person;

(v) solicit or seek to induce or actually induce any person who is employed by the Company or an Affiliate during the Participant’s Employment with the Company and its Affiliates, or who becomes employed by the Company or an Affiliate at any time during the three-month period following the termination of the Participant’s Employment, to discontinue such employment, or hire or employ any such person; or

(vi) directly or indirectly interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of this Agreement) between the Company or any of its Affiliates and customers, clients, suppliers, partners, members or investors of the Company or its Affiliates.

The foregoing restrictions described in clauses (i) through (iv) of this Section 9(a) are referred to as the “Noncompete Covenants” and the foregoing restrictions described in clauses (v) and (vi) of this Section 9(a) are referred to as the “ Nonsolicitation Covenants”.

(b)        Upon the issuance or delivery of Shares underlying RSUs, the Participant shall certify in a manner acceptable to the Committee that the Participant is in compliance with the terms and conditions of this Agreement and the Plan and has not violated any of the Noncompete Covenants or the Nonsolicitation Covenants. In the event the Participant violates any Noncompete Covenant, the Participant shall immediately forfeit any remaining outstanding RSUs and such forfeiture shall be the sole remedy available to the Company. In the event the

5

Participant violates any Nonsolicitation Covenant, in addition to any additional remedies available to the Company, the Participant shall immediately forfeit any remaining outstanding RSUs.

10.       Notices. Any notice under this Agreement shall be addressed to the Company in care of its General Counsel at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

11.       Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any issuance or transfer due under this Agreement or under the Plan or from any compensation or other amount owing to the Participant, applicable withholding taxes with respect to any issuance or transfer under this Agreement or under the Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes.

12.       Choice of Law. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

13.       RSUs Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. All RSUs are subject to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

14.       Modifications. Notwithstanding any provision of this Agreement to contrary, the Company reserves the right to modify the terms and conditions of this Agreement including, without limitation, the timing or circumstances of the issuance or transfer of Shares to the Participant hereunder, to the extent such modification is determined by the Company to be necessary to comply with applicable law or preserve the intended deferral of income recognition with respect to the RSUs until the issuance or transfer of Shares hereunder.

15.       Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

6

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

COHEN & STEERS, INC.
By:

PARTICIPANT
By: